EXHIBIT 99.1

J.JILL, INC. INCREASES FOURTH QUARTER 2019 GUIDANCE

Quincy, MA – January 13, 2020 – J.Jill, Inc. (NYSE:JILL) today announced that the Company is updating its sales and earnings guidance for the fourth quarter of fiscal 2019 ending February 1, 2020, in advance of management’s meetings at the ICR Conference.

For the fourth quarter of fiscal 2019, the Company now expects total comparable sales to decrease 6% to 8% with total net sales expected to decrease 3% to 5%. This compares to the previous guidance for total comparable sales to decrease 8% to 10% with total net sales expected to decrease 5% to 7%.

The Company now expects earnings per share to be a loss of $0.10 to $0.12. This compares to the previous guidance for earnings per share to be a loss of $0.14 to $0.16.

Similar to prior guidance, this update for the fourth quarter outlook does not include any costs associated with the CEO transition announced December 5, 2019.

Mark Webb, Chief Financial Officer, commented, “We are updating our outlook for the fourth quarter following better than expected quarter to date sales results and progress clearing excess inventory while balancing earnings performance.”

Mr. Webb and Interim Chief Executive Officer, Jim Scully, will be meeting with analysts and investors at the ICR Conference in Orlando, Florida on January 13 and January 14, 2020.

About J.Jill, Inc.
J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com. The information included on our websites is not incorporated by reference.

Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), we use the following non-GAAP measures of financial performance:
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Adjusted EBITDA, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, write-off of property and equipment, and other non- recurring expenses and one-time items. We present Adjusted EBITDA on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period. We also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance of our business and for evaluating on a quarterly and annual basis actual results against such expectations. Further, we recognize Adjusted EBITDA as a commonly used measure in determining business value and as such, use it internally to report results.

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Adjusted Income from Operations, which represents net income (loss) plus interest expense, provision (benefit) for income taxes, and other non-recurring expense and one-time items. We present Adjusted Income from Operations on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts, and other interested parties as a measure of our comparative operating performance from period to period.

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Adjusted Net Income, which represents net income (loss) plus other non-recurring expenses and one-time items. We present Adjusted Net Income on a consolidated basis because management uses it as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

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Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”) represents Adjusted Net Income divided by the number of fully diluted shares outstanding. Adjusted Diluted EPS is presented as a supplemental measure in assessing our operating performance, and we believe that it is helpful to investors, securities analysts and other interested parties as a measure of our comparative operating performance from period to period.

While we believe that Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS are useful in evaluating our business, they are non-GAAP financial measures that have limitations as analytical tools. Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS should not be considered alternatives to, or substitutes for, net income (loss) or EPS, which are calculated in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS differently or not at all, which reduces the usefulness of such non-GAAP financial measures as tools for comparison. We recommend that you review the reconciliation and calculation of Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income and Adjusted Diluted EPS to net income (loss) and EPS, the most directly comparable GAAP financial measures, under “Reconciliation of GAAP Net Income to Adjusted EBITDA and Adjusted Net Income as well as Reconciliation of GAAP Operating Income to Adjusted Income from Operations” and not rely solely on Adjusted EBITDA, Adjusted Income from Operations, Adjusted Net Income, Adjusted Diluted EPS or any single financial measure to evaluate our business.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include statements regarding our updated guidance and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 2, 2019. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contacts:

Investor Contacts:
Caitlin Churchill
ICR, Inc.
investors@jjill.com
203-682-8200

Media Contact:
Chris Gayton
J.Jill, Inc.
media@jjill.com
617-689-7916